Winner Medical Announces Mailing of Definitive Proxy Materials for

Special Meeting of Shareholders

SHENZHEN, China, November 8, 2012 – Winner Medical Group Inc. (Nasdaq: WWIN) (“Winner Medical” or the “Company”), a leading China-based exporter and retailer of high-quality medical dressings and consumer products made from 100% cotton, today announced the mailing of definitve proxy materials for the special meeting of its holders of common stock (the “Special Meeting”) in connection with the previously announced merger under the Agreement and Plan of Merger (the “Merger Agreement”) with Winner Holding Limited (“Parent”), a Cayman Islands exempted company with limited liability and indirectly wholly-owned by Mr. Jianquan Li, and Winner Acquisition, Inc., a Nevada corporation and a wholly-owned, direct subsidiary of Parent. Mr. Jianquan Li is the Company’s president, chief executive officer, chairman of the Company’s board of directors and principal stockholder.

The Special Meeting has been scheduled for Friday at 10 a.m., Shenzhen time, on December 7, 2012 at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, the People’s Republic of China. Holders of the common stock of the Company as at the close of business, New York time, on Friday, October 19th, 2012 (the “Stockholders”) will be entitled to vote at the Special Meeting.

Stockholders are encouraged to read the Company's definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the unanimous recommendation by the board of directors that Stockholders vote "FOR" the proposal to approve the Merger Agreement. Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company's proxy solicitor, Okapi Partners LLC, at +1 (212) 297 0720 or toll-free at +1 (877) 629 6355, or by email at info@okapipartners.com.

Additional Information

This press release may be deemed to be solicitation material in respect of the proposals described in the Company’s definitive proxy statement on Schedule 14A and other relevant materials, as filed by or furnished to the Securities and Exchange Commission (the “SEC”) on Novembe 6, 2012. In addition, on November 6, 2012, certain participants in the proposed transaction filed with the SEC Amendment No. 3 to a Schedule 13E-3 transaction statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy materials by mail, Stockholders will also be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, People’s Republic of China, telephone: +86 (755) 2813 8888.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the persons who may be considered ‘participant’s in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger as filed with the SEC from time to time. Additional information regarding the interests of such potential participants is included in the proxy materials.

About Winner Medical

Winner Medical is a leading China-based exporter and retailer of high-quality medical dressings and consumer products made from 100% cotton, according to industry trade association statistics. The Company has fifteen wholly-owned subsidiaries and three joint ventures, which manufacture and sell tailored medical dressings and disposables, as well as non-woven fabric made from natural cotton. With a vertically integrated supply chain ranging from spinning fabric to finished goods, the Company provides its customers with a wide range of high-quality products, from surgical and wound care to consumer goods in China and abroad. Its products include those with FDA, CE mark, TUV and other global standard certifications and the Company holds 54 domestic and international patents. For nine consecutive years, the Company has ranked as one of the leading medical dressing exporters in China, with North America, Europe and Japan as its major markets. In addition, the Company distributes under its own “Winner” and “PurCotton®” brand names in China. To learn more about Winner Medical, please visit Winner Medical’s website at: http://winnermedical.investorroom.com.

For investor inquiries, please contact:

Okapi Partners LLC

Phone: +1-212-297-0720

Toll-free:+1-877-629-6355

Email: info@okapipartners.com

Ms. Huixuan (Fiona) Chen

Investor Relations Manager

Phone: +86-755-2806-6858

Email: investors@winnermedical.com